






CS FIRST BOSTON                                                                          Exhibit 20                    Page 1
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-D

                    January 1, 1997 through January 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                         $75,008,062.58
(B) Class A Certificate Ownership Interest of the Trust                                                       89.00%
(C) Original Class A Certificate Balance                                                             $66,757,175.69
(D) Class A Certificate Rate                                                                                   6.10%
(E) Class B Certificate Ownership Interest of the Trust                                                        5.00%
(F) Original Class B Certificate Balance                                                              $3,750,403.13
(G) Class B Certificate Rate                                                                                   6.65%
(H) Original Class C Certificate Balance                                                              $4,500,483.76
(I) Class C Certificate Rate                                                                                   0.00%
(J) Servicing Fee Rate                                                                                         3.50%
(K) Original Weighted Average Coupon (WAC)                                                                    19.90%
(L) Original Weighted Average Remaining Term (WAM)                                                            54.07 months
(M) Number of Contracts                                                                                       6,041
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                         5.00%
    (ii)  Specified SA Balance                                                                        $3,750,403.13
    (iii) Floor Amount                                                                                 1,500,161.25

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                        Total Trust
                                                                                                    ------------------

(A) Total Portfolio Outstanding                                                                      $72,075,968.19
(B) Total Portfolio Pool Factor                                                                           0.9609096
(C) Class A Certificate Balance                                                                      $64,147,611.69
(D) Class A Principal Factor                                                                              0.9609096
(E) Class B Certificate Balance                                                                       $3,603,798.41
(F) Class B Principal Factor                                                                              0.9609096
(G) Class C Certificate Balance                                                                       $4,324,558.09
(H) Spread Account Balance                                                                             1,190,467.29
(I) Payahead Account Balance                                                                             212,174.95
(J) Cumulative Accrued Servicing Fee Balance                                                             434,406.54
(K) Cumulative Net Losses for All Prior Periods                                                          439,164.14
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                      19.89%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                              52.32 months
(N) Number of Contracts                                                                                       5,804

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                 $1,267,397.05
    (ii)  Interest Payments Received                                                                   1,150,015.25
    (iii) Repurchased Loan Principal                                                                      14,660.67
    (iv)  Repurchased Loan Interest                                                                          243.24
(B) Partial Prepayments - Amount Added to Payahead Account                                                16,229.16
(C) Amount Applied From Payahead Account                                                                       0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                      19.88%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                          51.31 months
(F) Remaining Number of Contracts                                                                             5,618
(G) Delinquent Contracts


                                                                          Contracts                         Amount
                                                                          ---------     -------------------------------------------

    (i)   30-59 Days Delinquent                                          95             1.69%         $1,208,194.34          1.74%
    (ii)  60-89 Days Delinquent                                           1             0.02%             14,560.75          0.02%
    (iii) 90 Days or More Delinquent                                      0             0.00%                  0.00          0.00%



D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                          $844,462.22
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                           $1,545,137.39
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                 689,114.31
    (iii) Recoveries on Previously Liquidated Contracts                                                   11,560.86
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                       160


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated November 1, 1996, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend          Controller                        02/10/97
-----------------------------------------                 ------------------
Signature                      Title                             Date



CS FIRST BOSTON                                                                          Exhibit 20                  Page 2
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-D

                    January 1, 1997 through January 31, 1997

I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                     $1,267,397.05
(B) Interest Payments Received (C(A)ii)                                                                      1,150,015.25
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                   700,675.17
(D) Principal on Repurchased Contracts (C(A)iii)                                                                14,660.67
(E) Interest on Repurchased Contracts (C(A)iv)                                                                     243.24
                                                                                                            -------------
(F) Total Collections (A+B+C+D+E)                                                                           $3,132,991.38

                                                                                                            -------------
(H) Total Available Amount (F+G)                                                                            $3,132,991.38

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                     $1,267,397.05
(B) Principal on Repurchased Contracts (C(A)iii)                                                                14,660.67
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                1,545,137.39
                                                                                                            -------------
(D) Total Principal Reduction (A+B+C)                                                                       $2,827,195.11

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                        $326,083.69
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                          2,516,203.65
                                                                                                            -------------
    (iii) Total Distributable Amount (i+ii)                                                                 $2,842,287.34

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                         $19,971.05
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                            141,359.76
                                                                                                            -------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                              $161,330.81

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                              $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                                     169,631.70
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                                (250,480.05)
                                                                                                            -------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                               ($80,848.34)

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                             $210,221.57

(I) Required Distributions
    (i)   Servicing Fee Subordinated                                                                                $0.00
    (ii)  Class A Amount (II(E)iii)                                                                          2,842,287.34
    (iii) Class B Amount (II(F)iii)                                                                            161,330.81
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                  129,373.23
    (v)   Amount Applied to Accrued Servicing Fee                                                                    0.00
    (vi)  Class C Amount (VI(A))                                                                                     0.00
    (vii) Excess Collections (VI(B))                                                                                 0.00
                                                                                                            -------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                                   $3,132,991.38

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                            $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                           $212,174.95
(B) Amounts Applied to Payahead Account (C(B))                                                                  16,229.16
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                   0.00
(D) Ending Period Balance                                                                                     $228,404.11

IV. POOL BALANCES AND PORTFOLIO INFORMATION



                                                                             Begin. of Period               End of Period
                                                                             ----------------               -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                 $72,075,968.19               $69,248,773.08
    (ii)   Total Pool Factor                                                       0.9609096                    0.9232177
    (iii)  Receivables Balance                                                 72,075,968.19                69,248,773.08

    (v)    Class A Certificate Balance                                        $64,147,611.69               $61,631,408.04
    (vi)   Class A Principal Factor                                                0.9609096                    0.9232177
    (vii)  Class B Certificate Balance                                         $3,603,798.41                $3,462,438.65
    (viii) Class B Principal Factor                                                0.9609096                    0.9232177
    (ix)   Class C Certificate Balance                                         $4,324,558.09                $4,154,926.39

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                19.89%                       19.88%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    52.32 months                 51.31 months
    (iii) Remaining Number of Contracts                                                5,804                        5,618







CS FIRST BOSTON                                                                    Exhibit 20                         Page 3
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-D

                    January 1, 1997 through January 31, 1997

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                          $1,190,467.29

(B) Draw for Class A Distributable Amount and Servicing Fee                                                       0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                         0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                  129,373.23
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                      -------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                            $1,319,840.52

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                           $5,193,657.98

(G) Ending Spread Account Balance (Min(E,F))                                                             $1,319,840.52

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                    0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                               $0.00
(B) Release from SSA                                                                                              0.00
                                                                                                         -------------
(C)  Total Distribution to Class C Certificateholder                                                             $0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                            $844,462.22
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                      $1,545,137.39
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                           689,114.31
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            11,560.86
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                   1,283,626.36

(D) Delinquent and Repossessed Contracts



                                                                                Contracts                 Amount
                                                                                -----------------------------------------------

    (i)   30-59 Days Delinquent (C(G)i)                                            95      1.69%       $1,208,194.34      1.74%
    (ii)  60-89 Days Delinquent (C(G)ii)                                            1      0.02%           14,560.75      0.02%
    (iii) 90 Days or More Delinquent (C(G)iii)                                      0      0.00%                0.00      0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))        160      2.85%        1,891,015.52      2.73%



VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A)  Ratio  of  Net  Losses  to  the  Pool  Balance  as of  each
     Collection Period.
    (i)   Second Preceding Collection Period                                                                     0.49%
    (ii)  Preceding Collection Period                                                                            6.63%
    (iii) Current Collection Period                                                                             14.06%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                    7.06%

(B)    Ratio of the Balance of Contracts  Delinquent  60 Days or
       More and the Balance of Contracts Repossessed and not yet
       Charged-off  to the  Outstanding  Pool Balance as of each
       Collection Period.
    (i)   Second Preceding Collection Period                                                                     0.87%
    (ii)  Preceding Collection Period                                                                            2.14%
    (iii) Current Collection Period                                                                              2.73%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                    1.91%

(C) Loss and Delinquency Trigger Indicator                                                       Trigger Was Hit!!


(D) Unpaid Servicing Fee                                                                                  $210,221.57

(E) Ending Cumulative Accrued Servicing Fee Balance                                                       $644,628.11




                                                                                           Exhibit 20                  Page 4
                            AFG 1996-D Grantor Trust
                         6.10% Asset Backed Certificates
                     Statement to Class A Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                     Agreement dated as of November 1, 1996)


Distribution Date:                          February 18, 1997

Collection Period:                          January 1, 1997 through January 31, 1997

Period (Month)                                           3

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                   $            39.23

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                    $             5.08

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                               $    69,248,773.08

Total Available Amount                                                                            $     3,132,991.38

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                   $             0.00

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                 $             0.00

Unpaid Servicing Fee                                                                              $       210,221.57

Ending Cumulative Accrued Servicing Fee Balance                                                   $       644,628.11

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                          $             2.92

Class A Principal Carryover Shortfall                                                             $             0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date              $             0.00

Class A Interest Carryover Shortfall                                                              $             0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date               $             0.00

Class A Certificate Factor as of the Distribution Date                                                     0.9232177

Class A Certificate Balance as of the Distribution Date                                           $    61,631,408.04

Class B Certificate Factor as of the Distribution Date                                                     0.9232177

Class B Certificate Balance as of the Distribution Date                                           $     3,462,438.65

Class C Certificate Balance as of the Distribution Date                                           $     4,154,926.39

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders or
  the Class B Certificateholders on the Distribution Date                                         $             0.00

Balance of the Spread Account on the Distribution Date                                            $     1,319,840.52

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                            $       129,373.23

Balance of the Payahead Account                                                                   $       228,404.11

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                            $        16,229.16

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                    256

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                 $     3,113,770.61






                                                                                         Exhibit 20                    Page 5
                            AFG 1996-D Grantor Trust
                         6.65% Asset Backed Certificates
                     Statement to Class B Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                     Agreement dated as of November 1, 1996)


Distribution Date:                          February 18, 1997

Collection Period:                          January 1, 1997 through January 31, 1997



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                       $           39.23

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                        $            5.54

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                   $   69,248,773.08

Total Available Amount                                                                                $    3,132,991.38

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                       $            0.00

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                     $            0.00

Unpaid Servicing Fee                                                                                  $      210,221.57

Ending Cumulative Accrued Servicing Fee Balance                                                       $      644,628.11

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                              $            2.92

Class B Principal Carryover Shortfall                                                                 $            0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                  $            0.00

Class B Interest Carryover Shortfall                                                                  $            0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                   $            0.00

Class A Certificate Factor as of the Distribution Date                                                        0.9232177

Class A Certificate Balance as of the Distribution Date                                               $   61,631,408.04

Class B Certificate Factor as of the Distribution Date                                                        0.9232177

Class B Certificate Balance as of the Distribution Date                                               $    3,462,438.65

Class C Certificate Balance as of the Distribution Date                                               $    4,154,926.39

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders  that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                         $            0.00

Balance of the Spread Account on the Distribution Date                                                $    1,319,840.52

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                $      129,373.23

Balance of the Payahead Account                                                                       $      228,404.11

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                $       16,229.16

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                       256

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                     $    3,113,770.61